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                                                                   Exhibit 10.11

                               LICENSING AGREEMENT

                  LICENSING AGREEMENT dated as of December 24, 1997, between N.N.C.S., INC., a New York corporation ("Licensor"), and NAH NAH COLLECTION, INC., a New York corporation ("Licensee").

                  WHEREAS, Licensor owns the trademark "Nahdree" ("Trademark"), which it desires to license to Licensee for its own use and for sublicensing to affiliates of Licensee to identify apparel and other items compatible with similar items currently being marketed under the Trademark; and

                  WHEREAS, Licensee desires to license the Trademark for the purpose of sublicensing its use in such territories as it may elect; and

                  WHEREAS, Licensor is willing to license the Trademark to Licensee for the purpose of enabling Licensee to use the Trademark or to sublicense its use;

                  NOW, THEREFORE, the parties hereto, in consideration of the premises hereof and other good and valuable consideration, receipt of which is hereby acknowledged, hereby agree as follows:

                  0.1. GRANT OF LICENSE. Effective as of December 24, 1997, Licensor hereby confirms the grant to Licensee of the exclusive right and license during the term hereof to sublicense the Trademark for use anywhere in the World (the "Licensed Territory") or in any part thereof.
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                  0.2. LICENSOR'S REPRESENTATION AND AGREEMENT. Licensor
represents that it is the sole owner of the Trademark and agrees that it shall not, during the term hereof, grant a sublicense of the Trademark to any person, firm, or corporation for use in any portion of the Licensed Territory; provided, however, that Licensor reserves the right to assign the Trademark to an affiliated company which shall assume all the obligations of Licensor to Licensee under this Agreement.

                  0.3. QUALITY STANDARD OF THE LICENSED PRODUCTS. Licensee shall use its best efforts to ensure that all products on which the Trademark is used as contemplated hereby are compatible in quality with similar items currently being marketed under such Trademark.

                  0.4. APPROVALS. Licensor shall exercise itself, or designate an agent to exercise, all approval rights given to Licensee by any sublicensee of the Trademark.

                  0.5. ROYALTIES. In consideration of this License and all other rights granted to Licensee by Licensor under this Agreement, Licensee agrees to reimburse Licensor for any expenses incurred by Licensor in connection with this License and, in addition, to pay to Licensor annually royalties of 3% of the net revenues (after discounts and allowances) received in each month by Licensee, or any affiliate of Licensee, from sales to unaffiliated third parties of products bearing the Trademark. Notwithstanding the foregoing, Licensor agrees that during the initial term hereof (but not any renewal or extended term), it will waive two-thirds of the

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royalties provided for above (i.e., receive only 1% of the aforesaid net revenues.

                  0.6. TERM. The License granted to Licensee hereunder shall expire at midnight on May 31, 1998; provided, however, that no such termination shall affect Licensee's right to honor its obligations under any sublicensee then in effect, including any extensions thereof).

                  0.7. BOOKS AND RECORDS. Licensee shall keep true and correct records of all royalties received from sublicensees under any outstanding sublicenses. Such records shall be open for reasonable inspection by Licensor or its duly authorized representatives at convenient times agreed upon by Licensor and Licensee.

                  0.8. ASSIGNMENT. Except as contemplated by Section 2 hereof, this Agreement may not be assigned by either party hereto without prior written consent from the other such party.

                  0.9. PRIOR AGREEMENTS. This Agreement shall constitute the entire agreement between the parties concerning the subject matter hereof and shall supersede any prior agreements, documents or other instruments with respect to the matters covered hereby.

                  0.10. AMENDMENTS. This Agreement may be amended only by a writing duly executed by both parties hereto.

                  0.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such state.

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                  0.12. NOT PARTNERS. Nothing herein contained shall be
construed to create the relationship of partners, joint venturers or principal and agent between Licensor and Licensee.

                  0.13. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of Licensor and Licensee and their respective successors and permitted assigns.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its respective name and under its respective corporate seal by one of its officers thereunto duly authorized, as of the day and year set forth above.

                                                   N.N.C.S., INC.


                                                     By /s/ HONG J. HAN
                                                       ------------------------
                                                     Hong J. Han, President


                                                     NAH NAH COLLECTION, INC.


                                                     By /s/ HYEUN KIM
                                                       ------------------------
                                                       Sue Kim, Vice President


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